Exhibit 99.1

NMT MEDICAL’S MIST STUDY INDICATES THAT

CLOSING A PFO HAS AN EFFECT ON MIGRAINE

First prospective, randomized study misses endpoints but shows positive treatment effect; NMT to incorporate data from MIST into other studies

ATLANTA, March 13, 2006. NMT Medical, Inc. (Nasdaq: NMTI), an advanced medical technology company that designs, develops, manufactures and markets proprietary implant technologies that allow interventional cardiologists to treat cardiac sources of migraine headaches, stroke and other potential brain attacks, today announced results of its MIST (Migraine Intervention with STARFlex® Technology) study at the American College of Cardiology’s 55th Annual Scientific, Late-Breaking Clinical Trials Sessions.

Doctors Peter Wilmshurst and Andrew Dowson co-primary investigators of MIST, jointly presented the results this morning. Dr. Wilmshurst is Consultant Cardiologist at Royal Shrewsbury Hospital, Shrewsbury. Dr. Dowson is Director of the King’s Headache Service, Kings College Hospital, London.

MIST, which was conducted in the United Kingdom, is the first prospective, randomized, double-blinded study to evaluate the effect of PFO (patent foramen ovale) closure on migraine headaches. NMT’s proprietary PFO closure technology, STARFlex®, was exclusively used in the study. A PFO is a common heart defect that is a risk factor for migraine headaches in some patients. The PFO allows venous blood, unfiltered and unmanaged by the lungs, to enter the arterial blood circulation. The unfiltered venous blood may contain elements that can trigger migraines in some patients.

The study, which screened 432 migraine with aura patients for a PFO, enrolled 147 patients into the study. A significant finding in the MIST study is that over 60% of those screened had a right to left shunt. A shunt is a heart defect, which allows blood to cross from the right to left chambers of the heart, bypassing the lungs. Of those patients, almost 40% had a moderate or large PFO, six times greater than the general population.

Dr. Wilmshurst said, “With no prior randomized, double blind study to draw from, MIST was designed and primary endpoints were selected based upon a review and analysis of several previously reported device observational and migraine drug studies. Consistent with what was reported in the observational studies, we selected a challenging primary endpoint of 40% elimination in migraine headache at six months in the treatment group. Preliminary analysis of MIST data did not satisfy that endpoint, however, we are seeing a significant treatment effect and promising trend to support PFO closure with STARFlex® as a treatment option for certain types of migraine.”

As reported today, MIST results indicated an approximate 37% reduction in migraine burden (number of headaches multiplied by the length, in hours of headache) in those patients who received a STARFlex® implant and a 17% reduction in those who received the sham procedure and no implant. This represents a statistically significant treatment effect. It also was reported that this variance appears to increase over time.

Andrew Dowson added, “For the first time we can see trends in a prospective study to suggest that PFO closure may be an effective way to treat certain types of migraine. A reduction in headache burden for a patient with severe migraine may allow that individual to gain more control and lead a more fulfilling and productive life. The key now will be establishing the criteria that will help to determine which patients should be referred to the interventional cardiologist for further treatment.”

Dr. Wilmshurst added, “This study significantly increases our understanding of those patients who might benefit from cardiac intervention to treat these debilitating headaches. The results, arising from an unprecedented collaboration between cardiac and headache doctors, are a precursor to what we believe could be an exciting development in migraine treatment.”

John E. Ahern, President and Chief Executive Officer of NMT, said, “Although we were disappointed that MIST did not satisfy its endpoints, the study was designed to help demonstrate clinical relevancy and not to obtain a specific regulatory approval. The study has provided us with significant data that we intend to incorporate into our MIST II and MIST III studies.”

Conference Call Reminder

John E. Ahern, President and Chief Executive Officer, Richard E. Davis, Vice President and Chief Financial Officer, and Doctors Wilmshurst and Dowson, will conduct a conference call at 11:30 a.m. ET today to review the results of the MIST study. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the “Investor Relations” section of NMT Medical’s website at http://www.nmtmedical.com. The conference call also may be accessed by dialing (866) 323-7221 or (706) 643-0228 (Conference ID: 5064691). For interested individuals unable to join the live conference call, a replay will be available via webcast on the Company’s website.

About NMT Medical, Inc.

NMT Medical is an advanced medical technology company that designs, develops, manufactures and markets proprietary implant technologies that allow interventional cardiologists to treat cardiac sources of migraine headaches, stroke and other potential brain attacks through minimally invasive, catheter-based procedures. NMT Medical is continuing to investigate the potential connection between a common cardiac defect called a PFO and brain attacks such as migraine headaches, stroke and TIAs. A PFO can allow venous blood, unfiltered and unmanaged by the lungs, to enter the arterial circulation of the brain, possibly triggering a cerebral event or brain attack. More than 20,000 PFOs have been closed globally with NMT’s minimally invasive, catheter-based implant technology.

The prevalence of migraines in the United States is about 10%. Of the 28 million migraine sufferers in America, those who experience aura and have a PFO may represent a three million patient subset. Stroke is the third leading cause of death in the United States and the leading cause of disability in adults. Each year, 750,000 Americans suffer a new or recurrent stroke and 500,000 Americans experience a TIA.

The Company also serves the pediatric interventional cardiologist with a broad range of cardiac septal repair implants delivered with nonsurgical catheter techniques. For more information about NMT Medical, please visit http://www.nmtmedical.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements — including statements regarding the timing, cost, rate and amount of patient enrollment and outcome of the Company’s MIST, MIST II and MIST III studies, the Company’s financial, sales and profitability expectations, expansion of the Company’s cardiovascular business and market opportunities, including migraines and any other new applications for the Company’s technology or products, regulatory approvals for the Company’s products in the United States and abroad, the Company’s investment in product development, and maintenance of the Company’s cash position — involve known and unknown risks, uncertainties or other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that may cause such a difference include, but are not limited to, the Company’s ability to develop and commercialize new products, a potential delay in the regulatory process with the U.S. Food and Drug Administration and foreign regulatory agencies, as well as risk factors discussed under the heading “Certain Factors That May Affect Future Results” included in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and subsequent filings with the U.S. Securities and Exchange Commission.